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                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT

     The following is a list of subsidiaries included in GATX's consolidated financial statements (excluding a number of subsidiaries which would not constitute a significant subsidiary), and the state of incorporation of each:

COMPANY NAME                                                  STATE OF INCORPORATION
------------                                                  ----------------------
3140172 Canada, Inc. .......................................                  Canada
American Steamship Company..................................                New York
GATX Beteiligungs GmbH......................................                 Germany
GATX Financial Corporation..................................                Delaware
GATX Rail Locomotive Group, LLC.............................                Delaware
GATX Spanish Holding Corporation, S.L. .....................                   Spain
GATX Terminals Overseas Holding Corporation.................                Delaware
GATX Third Aircraft Corporation.............................                Delaware
KVG Kesselwagen Vermietgesellschaft mbH.....................                 Austria
KVG Kesselwagen Vermietgesellschaft GmbH....................                 Germany
O'Farrell Leasing (Holdings) Limited........................          Cayman Islands
O'Farrell Leasing Limited...................................          Cayman Islands

     In addition to the above-named subsidiaries, GATX Financial Corporation includes 53 domestic subsidiaries, 40 foreign subsidiaries, and interests in 31 domestic affiliates and 69 foreign affiliates.

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